UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2011

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of principal executive offices)

N/A

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (305) 599-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2011, MasTec, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, as a borrower, certain subsidiaries of the Company party thereto, as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the lenders party thereto. The Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated as of July 29, 2008, as amended, among the Company, as a borrower, certain subsidiaries of the Company party thereto, as borrowers, and Bank of America, N.A., as Administrative Agent and L/C Issuer, and the lenders party thereto.

The Credit Agreement provides for a $600.0 million senior secured revolving credit facility maturing on August 22, 2016. Up to $50.0 million of the facility is available for swing line loans and up to $350.0 million of the facility is available for the issuance of letters of credit. Up to $25.0 million of the letter of credit sublimit may be used for letters of credit denominated in Canadian dollars. In addition, subject to the conditions specified in the Credit Agreement, the Company has the option to increase the revolving commitments and/or establish additional term loan tranches from time to time in an aggregate amount of up to $200.0 million. These additional term loan tranches may, subject to certain terms and conditions described in the Credit Agreement, rank equal or junior in respect of right of payment and/or collateral to the senior secured revolving credit facility and may, subject to certain limitations described in the Credit Agreement, have terms and pricing that differ from the senior secured revolving credit facility. Borrowings under the Credit Agreement will be used to refinance existing indebtedness and for working capital, capital expenditures and other corporate purposes, including the repurchase or prepayment of indebtedness; however, the Credit Agreement restricts the repurchase or prepayment of certain unsecured indebtedness (including the Company’s Senior Notes due 2017 and Senior Convertible Notes due 2014) unless the Company has at least $50.0 million dollars of Remaining Liquidity (as defined in the Credit Agreement).

As of August 22, 2011, the Company had approximately $100 million of letters of credit issued under the Credit Agreement, all of which were denominated in U.S. dollars, and $25 million in outstanding revolving loans. The remaining $475 million was available for revolving loans or up to $250 million for new letters of credit. Following the date on which the Company delivers its financial information to the lenders for the quarter ending March 30, 2012 (the “Interest Adjustment Date”), amounts borrowed under the Credit Agreement will bear interest, at the Company’s option, at a rate equal to either (a) a Eurocurrency Rate (as defined in the Credit Agreement) plus a margin of 1.50% to 2.50%, as determined based on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) as of the most recent fiscal quarter, or (b) a Base Rate (as described below) plus a margin of 0.50% to 1.50%, as determined based on the Company’s Consolidated Leverage Ratio as of the most recent fiscal quarter. Prior to the Interest Adjustment Date, the margin for Eurocurrency Rate loans will be fixed at 2.00%, and the margin for Base Rate loans will be fixed at 1.00%. Following the Interest Adjustment Date, financial standby letters of credit and commercial letters of credit issued under the Credit Agreement will be subject to a letter of credit fee of 1.50% to 2.50% and performance standby letters of credit will be subject to a letter of credit fee of 0.75% to 1.25%, based on the Company’s Consolidated Leverage Ratio as of the then most recent fiscal quarter. Prior to the Interest Adjustment Date, this fee will be fixed at 2.00% and 1.00% respectively. The Company must also pay a commitment fee to the lenders on any unused availability under the Credit Agreement which fee, following the Interest Adjustment Date, will be equal to 0.25% to 0.45%, based on the Company’s Consolidated Leverage Ratio as of the then most recent fiscal quarter. Prior to the Interest Adjustment Date, this fee will be fixed at 0.35%. The Base Rate equals the highest of (i) the Federal Funds Rate (as defined in the Credit Agreement) plus 1/2 of 1%, (ii) Bank of America’s prime rate and (iii) the Eurocurrency Rate plus 1.00%.

Certain subsidiaries of the Company (the “Subsidiary Guarantors”) have entered into a Subsidiary Guaranty Agreement (the “Guaranty Agreement”), pursuant to which the Subsidiary Guarantors have agreed to guarantee the borrowers’ obligations under the Credit Agreement. The borrowers under the Credit Agreement and the Subsidiary Guarantors have also entered into a Security Agreement (the “Security Agreement”), pursuant to which they have agreed to pledge substantially all of their assets, subject to certain exceptions, to secure the obligations under the Credit Agreement. Additionally, the borrowers and certain Subsidiary Guarantors have entered into a Pledge Agreement, pursuant to which they have agreed to pledge, subject to certain exceptions, 100% of the voting equity interests of their direct U.S. subsidiaries and 65% of their direct foreign subsidiaries to secure the obligations under the Credit Agreement. In the event that the Loan Party EBITDA (as defined in the Credit Agreement) as of the last four consecutive fiscal quarters does not represent at least 80% (the “80% Guaranty Threshold”) of the Adjusted Consolidated EBITDA (as defined in the Credit Agreement) for such period, the Company is required to designate additional subsidiaries as Subsidiary Guarantors, and cause them to join the Guaranty Agreement, Security Agreement and Pledge Agreement (if applicable), such that upon this redesignation and joinder the 80% Guaranty Threshold would have been satisfied for such period. Additionally, any domestic subsidiary with a consolidated

EBITDA of at least 10% of the Adjusted Consolidated EBITDA (as defined in the Credit Agreement) must become a Subsidiary Guarantor and join the Guaranty Agreement, Security Agreement and Pledge Agreement (if applicable).

The Credit Agreement requires that the Company maintain a maximum Consolidated Leverage Ratio of 3.50 to 1.00 and a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00 to 1.00. Subject to customary exceptions and baskets, the Credit Agreement also limits the borrowers’ and the Subsidiary Guarantors’ ability to engage in certain activities, including acquisitions, mergers and consolidations, debt incurrence, investments, capital expenditures, asset sales, debt prepayments, lien incurrence and the making of distributions on or repurchases of capital stock. However, distributions payable solely in common stock are permitted.

The Credit Agreement provides for customary events of default and carries cross-default provisions with the Company’s other significant debt instruments, including the Company’s indemnity agreement with its surety provider, as well as customary remedies upon an Event of Default (as defined in the Credit Agreement), including the acceleration of repayment of outstanding amounts and other remedies with respect to the collateral securing the Credit Agreement obligations.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, GE Capital Markets, Inc. and SunTrust Robinson Humphrey, Inc., acted as Joint Lead Arrangers and Joint Book Managers for the Credit Agreement, for which they have received customary fees.

The foregoing summary of the terms of the Credit Agreement, Security Agreement, Guaranty Agreement and Pledge Agreement is qualified in its entirety by reference to the complete texts of such agreements, copies of which are filed as exhibits to this report and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 24, 2011, the Company issued a press release announcing its entry into the Credit Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Loan and Security Agreement, dated as of August 22, 2011, by and among MasTec, Inc., certain of its subsidiaries, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the lenders party thereto.

10.2	Consolidated, Amended and Restated Subsidiary Guaranty Agreement, dated as of August 22, 2011, by and among the Guarantors party thereto and Bank of America, N.A., as Administrative Agent.

10.3	Security Agreement, dated as of August 22, 2011, by and among MasTec, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

10.4	Fourth Amended, Restated and Consolidated Pledge Agreement, dated as of August 22, 2011, by and among MasTec, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

99.1	Press Release, dated August 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: August 24, 2011	By:	/s/ C. Robert Campbell
		Name:	C. Robert Campbell
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Loan and Security Agreement, dated as of August 22, 2011, by and among MasTec, Inc., certain of its subsidiaries, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the lenders party thereto.

10.2	Consolidated, Amended and Restated Subsidiary Guaranty Agreement, dated as of August 22, 2011, by and among the Guarantors party thereto and Bank of America, N.A., as Administrative Agent.

10.3	Security Agreement, dated as of August 22, 2011, by and among MasTec, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

10.4	Fourth Amended, Restated and Consolidated Pledge Agreement, dated as of August 22, 2011, by and among MasTec, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

99.1	Press Release, dated August 24, 2011.